Exhibit 99.1

JCM PARTNERS, LLC

A Delaware Limited Liability Company

DESCRIPTION OF SECURITIES

As revised September 22, 2004

-i-

-ii-

-iii-

Exhibits:

Exhibit A	Intentionally omitted

Exhibit B-1	Class 1 Unit Put Option Chart

Exhibit B-2	Class 2 Unit Put Option Chart

Exhibit C	Intentionally omitted

Exhibit D-1	Amended and Restated Class 1 Certificate of Designations (“Class 1 COD”)

Exhibit D-2	Amended and Restated Class 2 Certificate of Designations (“Class 2 COD”)

Exhibit D-3	Class 3 Certificate of Designations (“Class 3 COD”)

-iv-

Introduction

On September 24, 2003, JCM’s Board of Managers created two new classes of Units – Class 2 Units and Class 3 Units. On June 22, 2004, the Members of the Company approved amendments to the terms of the Class 1 Units and Class 2 Units. If you are a holder of Class 1 Units, you have the right to convert your Class 1 Units into either Class 2 or Class 3 Units on a book-entry certificate-by-certificate basis. If you are a holder of Class 2 Units, you have the right to convert your Class 2 Units into Class 3 Units on a book-entry certificate-by-certificate basis. You are not required to convert your Units, and we are not making any recommendation with respect to whether you should do so. We encourage you to consult with your own financial and tax advisors before converting any Units.

We have prepared this “Description of Securities” to help you understand the differences between the classes of Units, as well as to answer some of the questions you might have. However, this Description of Securities is only a summary of the terms of our Class 1, Class 2 and Class 3 Units and some provisions of our Operating Agreement. It should not be viewed as a substitute for our Operating Agreement, the Certificates of Designations reflecting all of the terms of our Class 1, Class 2 and Class 3 Units or our Bylaws. If you would like to obtain a copy of the Operating Agreement, or a summary of its key terms, please contact Investor Services at 1-888-880-1966. Copies of the Certificates of Designations for the Class 1, 2 and 3 Units, as amended, are attached hereto as Exhibits D-1, D-2 and D-3.

We also file public reports and other documents with the Securities and Exchange Commission (“SEC”). You can find copies of all of our public filings on the SEC’s web site at http://www.sec.gov.

We have not registered the conversion of Units under the Securities Act of 1933, as amended, or any state securities laws, nor has the SEC or any state regulatory agency passed upon the accuracy or adequacy of this “Description of Securities” or endorsed the merits of converting your Units. Any representation to the contrary would be unlawful.

Forward-Looking Statements

Certain information included in this document or other documents that we publish contain or may contain forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “intend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or similar expressions. Forward-looking statements, including those relating to the value of our Units or the Put Rights, the value of our properties, financial performance, and liquidity and capital resources, are subject to risks and uncertainties. Actual results or outcomes may differ materially from those described and will be affected by a variety of risks and factors. Those risks and factors include unanticipated adverse business developments affecting us or our properties, defaults or non-renewal of leases, adverse changes in the real estate markets, increases in interest rates and operating costs, increased competition, changes in general and local economies, environmental uncertainties, risks related to natural disasters, increases in real property tax rates, and federal, state and local governmental regulations that affect us. Forward-looking statements speak only as of the date they are made and we assume no duty to update them.

1:	FREQUENTLY ASKED QUESTIONS

1.1	Why am I receiving this Information?

You have received this information for one or more of the following reasons:

•	You requested it.

•	You are considering an investment in the Company.

•	You recently acquired your Units through inheritance or some other involuntary means.

•	You have the right to convert some or all of your Class 1 Units into two classes of Units. The two classes of Units are Class 2 and Class 3. You may convert your Class 1 Units at any time into Class 2 or Class 3 Units, provided you have not exercised your Put Right.

•	You have the right to convert some or all of your Class 2 Units at any time into Class 3 Units, provided you have not exercised your Class 2 Put Right.

1.2	Why did JCM create Class 2 and Class 3 Units?

We are trying to assess our long-term capital needs. Currently, we do not know the number of Members who might exercise their Class 1 Put Rights. This makes our long-term planning difficult and has also made negotiations with mortgage lenders more difficult. Accordingly, as Members convert into Class 2 and Class 3 Units, we are better able to forecast our long and short-term capital needs, thereby improving our internal planning, as well as our negotiations with mortgage lenders. We also believe that many of our Members wish to own JCM Units as a long-term investment.

1.3	What are Class 2 Units?

Class 2 Units are substantially identical to Class 1 Units, except that:

•	Class 2 Units have a Class 2 Put Right in 2010, rather than in 2005 like the Class 1 Units’ Put Right.

•	Class 2 Units have a right to a mandatory distribution that is $0.08 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

•	Class 2 Units are convertible into Class 3 Units at any time, provided the holder of Class 2 Units has not exercised the Class 2 Put Right.

•	Class 2 Units are not convertible into Class 1 Units.

1.4	What are Class 3 Units?

Class 3 Units are substantially identical to Class 1 Units, except that:

•	Class 3 Units do not have a Put Right.

•	Class 3 Units have a right to a mandatory distribution that is $0.0825 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

•	Class 3 Units are not convertible into Class 1 or Class 2 Units.

1.5	What is the Class 1 Put Right?

Between July and September of 2005, Members holding Class 1 Units will have the right to require JCM to redeem by June 2007 some or all of their Class 1 Units for the Exercise Price described below. Class 1 Units that have been put to the Company may be redeemed by the Company at any time, provided all put Class 1 Units must be redeemed by June 30, 2007.

1.6	How will the Class 1 Put Right Exercise Price be calculated?

In brief, the Exercise Price will be calculated as follows:

•	We will obtain appraisals from licensed appraisers on our properties and may obtain appraisals on other Company assets.

•	The appraisals will be dated no earlier than April 2, 2005 nor later than June 29, 2005.

•	We will retain Certified Public Accountants (“CPAs”) to calculate the value of the Class 1 Units based on a pro-forma balance sheet by using the appraised values of the assets and then subtracting our liabilities. The value of the Class 1 Units also will be net of an allowance for all of the anticipated costs and expenses, including but not limited to the costs and expenses of liquidating all of our properties. This allowance will be an amount equal to $0.40 per outstanding Unit of all classes of Units, excluding Units owned by the Company’s subsidiary as of the date the pro-forma balance sheet is prepared.

In addition, the actual Exercise Price paid to Class 1 Unitholders who exercise their Put Right will be offset by all distributions paid to them after June 30, 2005 and through June 30, 2006. Distributions paid to Class 1 Unit holders of record on and after July 1, 2006, will not be deducted from the Exercise Price. If you would like additional information, please see Sections 5.4 and 5.5 of the Certificate of Designations of Class 1 Units (“Class 1 COD”).

1.7	Can I see an example of how the Exercise Price for the Class 1 Put Right will be calculated?

We cannot predict what the actual Exercise Price will be for the Class 1 Put Rights in 2005. However, by way of illustration only, the following exemplifies the process:

We obtain appraisals on our assets as of June 1, 2005, indicating that our assets are worth $360,000,000, of which $10,000,000 is assumed to be non-real estate assets. The CPAs prepare a pro-forma balance sheet using the asset value of $360,000,000. The pro-forma balance sheet used by the CPAs would show total estimated liabilities of $200,000,000 excluding the costs and expenses of liquidating all of our properties. Pursuant to the instructions from the Board, the CPAs include as the amount for “all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of the Company’s properties)” an amount equal to $0.40 multiplied by the number of outstanding Units, excluding Units owned by the Company’s subsidiary. If we had 76,000,000 Units (Classes 1, 2 and 3) outstanding, the CPAs would deduct $30,400,000 ($0.40 x 76,000,000) as the estimated costs and expenses of liquidating all of the Company’s properties. Under this example, it is assumed that there are no Preferred Units outstanding. The pro-forma balance sheet used by the CPAs would be prepared by the CPAs in accordance with generally accepted accounting principles, the appraisals and specific written instructions from the Board.

Accordingly, the total value of all of our Units would be $129,600,000 ($360,000,000 minus $200,000,000 minus $30,400,000). If, at that time, we have 76,000,000 Units (Classes 1, 2 and 3) outstanding, the value per Unit, and the Exercise Price of the Class 1 Unit Put Right, would be $1.71. Units owned by our wholly-owned subsidiary are not considered outstanding for this calculation.

In addition, any monthly distributions from June 30, 2005, through June 30, 2006, made to Class 1 Unitholders who exercised their Put Right would be deducted from the final redemption amount paid. Therefore in this example, if the Exercise Price is determined to be $1.71, and JCM makes $0.09 in distributions during such time period before redeeming the Class 1 Units that had been put, then the final redemption payment to the putting Class 1 Unitholders would be $1.62.

1.8	How much will the Class 1 Units be worth when the Put Right becomes exercisable?

We cannot predict how much Class 1 Units will be worth in 2005 when Members are able to exercise their Put Rights. Generally speaking, the value of a Class 1 Unit will be based on the appraised value of our assets minus our liabilities and minus $0.40 per Unit. We have no way of accurately predicting today what the appraised values of our properties will be in 2005 or what will be our annualized rental revenues. Property values are affected positively or negatively by numerous factors including but not limited to fluctuating interest rates, changing inflow or outflow of real estate investment money, new housing and apartment supply added to the market, the location and condition of our properties, the population pool seeking rental apartments and rising uncontrollable expenses such as insurance premiums, state and local taxes and utility costs. Rental revenues are affected by general and local economic conditions, home mortgage rates, the location and condition of our properties, competition from other properties and other factors. Between now and 2005, the future value of our properties will vary, in large part, depending on what our 2005 annualized rental revenues might be. Increases or decreases in our annualized revenues will be directly reflected in the values of our properties. Accordingly, the value of a Class 1 Unit in 2005 will largely be determined by our annualized revenue in 2005. In addition, interest rates might also significantly affect our property values. We believe, in general, that a low interest rate environment should increase property values and a high interest rate environment should decrease property values.

1.9	Can I exercise My Put Rights on some but not all of my Class 1 Units?

Yes.

1.10	If I convert Class 1 Units to Class 2 or Class 3 Units, will I forever be giving up my Class 1 Put Rights?

Yes. However, if you still own some Class 1 Units, you will retain your Class 1 Put Rights with respect to those Class 1 Units.

1.11	Can I convert my Class 1 Units to Class 2 Units and then later convert my Class 2 Units to Class 3 Units?

Yes. However, in order to convert Class 1 Units, you must not have exercised your Class 1 Put Right. In addition, in order to convert your Class 2 Units, you must not have exercised your Class 2 Put Right.

1.12	Once I have converted my Class 1 Units to a different class, will I be allowed to convert those Units back to their original class?

No. More precisely, you will only be allowed to convert the Units described in this document to a higher class number, never to a lower class number.

1.13	What are the deadlines for converting Units?

Class 1 Units may be converted to Class 2 or Class 3 Units at any time. Class 2 Units may be converted to Class 3 Units at any time. However, in order to convert Class 1 or Class 2 Units, the holder of those Units must not have exercised the Put Right for such Units, as applicable. We will convert Units on the 1st day of the month following our receipt of a timely and properly completed Conversion form.

1.14	What happens if I don’t do anything?

You will continue to own Class 1 Units.

1.15	What Class of Units is best suited for me?

See the discussion under Section 3 below for a detailed discussion of this issue. We recommend that Members consult their own financial and tax advisors prior to making a decision to convert their Units or to exercise any Put Rights, since the sale of Units might have a significant adverse tax consequence to former IRM “equity” holders who have negative capital account balances. In general terms, we believe that Class 1, 2 and 3 Units are best suited for Members as follows:

Class 1

Members who want to preserve their ability to exercise their Put Rights in 2005 and to receive the exercise price for their Class 1 Units by 2007 under the terms of the Class 1 Put Rights, and who are

•	former IRM “debt” holders or

•	tax exempt organizations or

•	tax sheltered entities, such as IRA’s.

Class 2

Members who do not wish to exercise their Put Rights in 2005, but who wish to preserve the ability to exercise their Put Rights in 2010 and to receive the exercise price for their Class 2 Units by 2012, and who are

•	former IRM “debt” holders or

•	tax exempt organizations or

•	tax sheltered entities, such as IRA’s.

Class 3

Members who do not wish to sell their JCM Units pursuant to a Put Right, and who

•	are former IRM “equity” holders, who would experience severe adverse tax consequences upon the sale of their JCM Units or

•	like JCM as a long-term investment for their ability to receive cash distributions and for the long-term appreciation potential of JCM Units.

1.16	What happens if I convert my Units, but you still have to liquidate?

In a liquidation of JCM, all Units would be treated as being equal when computing their liquidation value. However, if we have any Preferred Units at the time of our liquidation, the Preferred Units may have a preference upon liquidation over the Units depending on the terms of the Certificate(s) of Designations for the series of Preferred Units. Accordingly, if we sell Preferred Units to finance the Class 1 or Class 2 Put Rights and then have to later liquidate the Company, it is possible that Members who converted Units may receive less upon liquidation than the redemption price paid to the Class 1 or Class 2 holders who exercised their Put Rights. If you convert Units and then we later liquidate, what you receive upon liquidation will depend on the liquidation value of the Company at that time. This value may be greater or less than the amount received by Members who exercise their Put Rights.

1.17	What if I convert my Class 1 Units to Class 2 or Class 3 Units and then determine that I need to sell some of my Units? What are my options?

There is a Member Buyer and Seller Program that all Members can participate in where Members can buy or sell Units among themselves. Members holding Class 2 or Class 3 Units will be able to participate in this program. While we have no way of knowing the prices at which members may agree to sell Units, Class 2 or Class 3 Units may trade at lower prices than Class 1 Units because of their reduced liquidity. Conversely, Class 2 and 3 Units might trade at a higher price than Class 1 Units because they each carry a higher mandatory monthly distribution rate.

The Company also has a Repurchase Program in which the Company will from time to time repurchase Units. However, the Board assesses this program on a regular basis and may modify the repurchase guidelines as necessary based on business priorities, available cash on-hand, number of repurchase requests or other factors.

In addition, some Members may find other buyers for their Units, other than other Members or the Company.

1.18	If I die, what Class of Units can I pass to my heirs?

At death, your heirs will receive the class(es) of Units then owned by you. Accordingly, if you owned 100,000 of each of Class 1, 2 and 3 Units, your heirs would receive 100,000 of each of Class 1, 2 and 3 Units.

1.19	How much will JCM borrow to finance the Put Rights?

Any decision on how much we will borrow against our portfolio will be made by the Board after each of the Put Rights has been exercised. However, currently, the Board believes we should only leverage the portfolio to the lesser of (i) a 75% loan to value ratio or (ii) the amount we can prudently service the debt on a cash flow basis. Accordingly, the Board currently believes that if we need funds to pay for the Put Rights in excess of the funds that could be obtained by leveraging our portfolio as noted above, we would need to seek alternate methods to obtain the additional capital, such as selling additional Units or Preferred Units or selling some of the properties. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Liquidity and Capital Resources” in our filings with the SEC, beginning with our Form 10-Q for the quarter ending June 30, 2004, for a discussion of our financing plans.

1.20	If the Company sells Units or Preferred Units to finance the Put Rights, will I have the ability to buy such Units or Preferred Units?

Members have no guaranteed right to purchase Units or Preferred Units. However, the Board will evaluate the costs and timing involved in structuring an offering of Units or Preferred Units that would allow Members to purchase Units or Preferred Units if they are offered. It is likely that only Members who are accredited investors under Rule 501(a) of the Securities Act of 1933, as amended, will be allowed to invest in any offerings of Units or Preferred Units.

1.21	How do I convert my Units?

Conversion forms and instructions were first mailed to Members around October 28, 2003. Members wishing to convert their Class 1 Units or Class 2 Units will need to complete conversion forms according to their instructions and return them to the Company. A sample form is on file with the SEC. Please contact Investor Services at (888) 880-1966, if you need a conversion form.

1.22	What are some of my risks if I convert my Class 1 Units?

You would be exchanging the guaranteed ability to sell your Units by mid-2007 for a larger monthly check. Your ability to sell your Units for cash would be the Class 2 Put Right, if you convert to Class 2 Units, the Buyer/Seller program, JCM’s Unit Repurchase program, individually negotiated sales or a sale of the Company. See Question 1.17.

In addition, depending on how we finance the Class 1 Put Rights, you may receive less upon liquidation due to the liquidation preference of Preferred Units we may create in the future. See Question 1.16.

Members who convert Class 1 Units, rather than exercise their Class 1 Put Rights are also subject to the general risks inherent in an investment in a company like ours which owns a portfolio of real estate assets versus having cash.

2:	SUMMARY

2.1	JCM’s Capital Structure

We have the authority to issue a total of 300,000,000 Units, of which 25,000,000 may be Preferred Units. As of September 22, 2004, we had the following Classes of Units issued and outstanding:

38,111,848 Class 1 Units

15,665,285 Class 2 Units

36,375,018 Class 3 Units

We currently have no other classes of Units or series of Preferred Units outstanding. However, the Board has authorized the issuance of up to 25,000,000 Series B Preferred Units. In addition, the Board has authorized the issuance of Class 2 Units and Class 3 Units as follows:

•	Class 2 Units are only authorized for issuance upon the conversion of Class 1 Units into Class 2 Units.

•	Class 3 Units are only authorized for issuance upon the conversion of Class 1 or Class 2 Units into Class 3 Units.

2.2	Class 1 Units

•	Class 1 Units have a Put Right in 2005.

•	Class 1 Units have a right to a mandatory distribution of $0.0775 per unit per year paid monthly.

•	Class 1 Units are convertible into Class 2 or Class 3 Units at any time, provided the holder has not exercised the Put Right.

2.3	Class 2 Units

Class 2 Units are substantially identical to the Class 1 Units, except that:

Class 2 Units have a Class 2 Put Right in 2010, rather than in 2005 like the Class 1 Units’ Put Right. Class 2 Units have a right to a mandatory distribution that is $0.08 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

•	Class 2 Units are convertible into Class 3 Units at any time, provided the holder has not exercised the Class 2 Put Right.

•	Class 2 Units are not convertible into Class 1 Units.

2.4	Class 3 Units

Class 3 Units are substantially identical to the Class 1 Units, except that:

•	Class 3 Units do not have a Put Right.

•	Class 3 Units have a right to a mandatory distribution that is $0.0825 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

•	Class 3 Units are not convertible into Class 1 or Class 2 Units.

2.5	Series B Preferred Units

As we have previously indicated, the Board has approved in concept our issuing Series B Preferred Units, which would be senior to Units with respect to certain payments to the Series B holders upon our liquidation or certain other liquidity events. The Series B Preferred Units are intended to be issued in connection with our need to raise capital to finance the Class 1 Unit Put Right. The final terms of the Series B Preferred Units have not yet been established.

2.6	Conversion Procedures

Conversion forms and instructions were mailed to Members around October 28, 2003. Members wishing to convert their Class 1 Units to either Class 2 or 3 Units will need to complete these forms according to their instructions and return them to the Company. A sample form is on file with the SEC.

3:	SUITABILITY OF CLASS 1, 2 AND 3 UNITS FOR OUR MEMBERS

Although Members should consult their own financial and tax advisors, we believe that the Class 1, Class 2 and Class 3 Units are generally suitable for Members as follows:

3.1	Suitability of Class 1 Units

Compared with Class 2 and 3 Units, Class 1 Units will have the lowest mandatory distribution rate, or $0.0775 per unit per year paid monthly. However, holders of Class 1 Units have the right to have JCM redeem those Units by June 30, 2007, based on a 2005 appraisal of our assets.

Accordingly, we believe Class 1 Units are most suitable for Members who desire to preserve their ability to exercise their Put Rights in 2005. However, these members should make themselves aware of the tax implications of exercising that Put Right. We strongly advise Members who were “equity” investors in the IRM entities to consult their tax advisors prior to the sale of their Class 1 Units, or any other class of Units, including a sale to us pursuant to the Put Right.

The “Possible Tax Consequences for Members” are discussed in our Form 10-K for the year ended December 31, 2003. As discussed in that document, upon a sale of a Member’s Units, the Member will have gain or loss equal to the difference between the sales price and the Member’s adjusted basis. A

Member’s adjusted basis is equal to the amount originally invested in IRM, plus the cumulative effect of all capital account adjustments reported annually to the investor by both IRM and JCM on Form K-1. More specifically, a Member’s adjusted basis is the amount originally invested increased by:

•	The Member’s pro-rata share of our non-recourse debt;

•	The Member’s pro-rata share of our taxable income; and

•	Any additional contributions to our capital made by the Member, and decreased by:

•	The Member’s proportionate share of expenses; and

•	The sum of all cash distributions made to the Member.

A large percentage of our Members who were former IRM “equity” holders have a capital account balance that is negative or near negative. This means, by way of illustration, that if a Member had a capital account balance of a negative $1.00 per Class 1 Unit and sold those Units in connection with the Class 1 Put Right for $1.62 each, that Member would be subject to taxes on $2.62 per Unit. Although most of the gain would likely be taxed at the current long-term capital gain rate of 15% for individuals (5% for individuals in the 10% or 15% tax brackets), a portion of the gain would be subject to a 25% tax rate for “un-recaptured gain” for real property on which we have taken depreciation.

JCM currently has a total of approximately $134 million of potential un-recaptured gain. Of this amount, approximately $81 million is allocable to former IRM “equity” investors. The balance of the $134 million of potential un-recaptured gain, approximately $53 million, is allocable to all other investors. This $53 million is also subject to the 25% tax rate for “un-recaptured gain.” We have no way of knowing what taxes an individual might pay if they sold their Units. If an individual has offsetting losses, they may not pay any taxes on this amount. However, if they don’t, they will likely pay taxes as described above.

In general, Units that are inherited will receive a step-up in basis to their value as of the date of the decedent’s death. In this example, if a Member had a negative capital account balance of $1.00 and died with Units valued at $1.20 each, such Member’s heirs would only pay tax on $0.42 per Unit ($1.62 sales price minus $1.20 basis after step-up).

Therefore, we believe that holders of Class 1 Units who were former IRM equity holders and who are facing adverse tax consequences should discuss with their tax advisors the advisability of ever selling their Class 1 Units, or whether such Units should be allowed to pass to the Member’s heirs. If it is concluded that passing Units to heirs is the best tax strategy, then consideration should be given to the higher distributions provided by the Class 2 and Class 3 Units.

3.2	Suitability of Class 2 Units

Compared with the other classes of Units, Class 2 Units will pay the second highest mandatory distribution rate, or $0.08 per unit per year paid monthly. Additionally, the holders of Class 2 Units will have the right to have us redeem their Class 2 Units by June 30, 2012 based on a 2010 appraisal of our assets.

Although Members should consult their financial and tax advisors, we believe Class 2 Units are most suitable for Members who currently do not need to sell their Class 1 Units, would like to benefit from larger monthly distributions, but desire to preserve their ability to exercise a Put Right.

While we have no way of knowing the prices at which members may agree to sell Units, Class 2 or Class 3 Units may trade at lower prices than Class 1 Units because of their reduced liquidity. Conversely, Class 2 and 3 Units might trade at a higher price then Class 1 Units because they each carry a higher mandatory monthly distribution rate.

Additionally, the Company also has a Repurchase Program in which the Company will from time to time repurchase Units. However, the Board assesses this program on a regular basis and may modify the repurchase guidelines as necessary based on business priorities, available cash on-hand, number of repurchase requests or other factors.

As set forth above, under the discussion of the Suitability of the Class 1 Units, Members who have a low or negative capital account balance should consult their tax advisors to discuss whether such Members should ever consider selling their Class 2 Units, or whether such Class 2 Units should pass to the Member’s heirs. If it is concluded that passing Units to heirs is the best tax strategy, then consideration should be given to the higher distributions provided by the Class 3 Units.

3.3	Suitability of Class 3 Units

Compared with the Class 1 and 2 Units, the Class 3 Units will pay the highest mandatory distribution rate, or $0.0825 per unit per year paid monthly. However, the holders of Class 3 Units will have no right to ever require JCM to redeem their Class 3 Units.

Accordingly, although Members should consult their own financial and tax advisors, we believe that Class 3 Units are most suitable for Members who meet the following criteria:

•	A Member is a former IRM “equity” holder who has consulted with a tax advisor and has concluded that Units should not be sold; or

•	A Member who has determined that he or she wants to make a long-term investment in JCM, primarily for the right to receive cash distributions and who has no current or foreseeable need to sell any Units.

While we have no way of knowing the prices at which members may agree to sell Units, Class 2 or Class 3 Units may trade at lower prices than Class 1 Units because of their reduced liquidity. Conversely, Class 2 and 3 Units might trade at a higher price then Class 1 Units because they each carry a higher mandatory monthly distribution rate.

Additionally, the Company also has a Repurchase Program in which the Company will from time to time repurchase Units. However, the Board assesses this program on a regular basis and may modify the repurchase guidelines as necessary based on business priorities, available cash on-hand, number of repurchase requests or other factors.

Therefore, the Company believes that Class 3 Units are suitable for those Members who want to make a long-term investment in the Company and have no foreseeable need to sell their JCM Units.

4: DESCRIPTION OF CLASS 1, 2 AND 3 UNITS

4.1 CLASS 1 UNITS

We created the Class 1 Units when we amended and restated the Operating Agreement on June 25, 2003. At that time, all outstanding Common Units became Class 1 Units. The terms of the Class 1 Units are set forth in a Certificate of Designations of Class 1 Units (“Class 1 COD”) that is attached as an exhibit to the Operating Agreement. Our members approved amendments to the Class 1 COD on June 22, 2004. A copy of the Amended and Restated Class 1 COD (herein, the “Class 1 COD”) is on file with the SEC and is also attached to this document as Exhibit D-1.

Class 1 Units have all the rights, preferences, privileges and restrictions granted to Units under the Operating Agreement (see Section 9 of the Class 1 COD). In addition, Class 1 Units have the following additional rights, preferences, privileges and restrictions:

4.1.1 Mandatory Monthly Distributions

Holders of Class 1 Units have the right to receive Mandatory Monthly Distributions equal to one-twelfth (1/12th) of $0.0775 (seven and 3/4 cents) per Class 1 Unit. The Class 1 Mandatory Monthly Distributions are required to be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any Class of Units. In general, we cannot issue any other Class of Units with the right to receive any distributions prior to payment of the Mandatory Monthly Distributions. We are authorized, however, to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Operating Agreement without any additional authorization or vote of the Class 1 Units. Class 1 Units have the same priority as Class 2 Units and Class 3 Units (as described below) for sharing in any shortfall as set forth in Section 2.1.4.2(b)(1) of the Operating Agreement.

If we fail, for any reason, to pay any Mandatory Monthly Distribution(s) in a timely manner, we are required to begin liquidating our properties as quickly as commercially reasonable and pay the holders of Class 1 Units interest on the overdue Mandatory Monthly Distributions at the rate of 10% per year. We can stop liquidating our properties when we no longer have any overdue Mandatory Monthly Distributions.

Mandatory Monthly Distributions are paid to the holders of record of Class 1 Units as of the first day of the month and are mailed to Members no later than the last day of the month. In lieu of mailing, we also can send payments in any other way agreed to by the holder of Class 1 Units.

The Mandatory Monthly Distributions remain in effect until the first to occur of the following events:

•	The monthly record date immediately prior to our dissolution under Section 5.1.1 of the Operating Agreement; or

•	The Closing of a Change of Control Merger or Consolidation as defined in Section 4.4.2 of the Class 1 COD.

4.1.2 Additional Distributions

Class 1 Units will receive Additional Distributions as determined by the Board in its sole discretion, subject to the limitations in Section 2.1.4.2(c) of our Operating Agreement.

4.1.3 Class 1 Unit Put Option

A chart showing a timeline for the key provisions of the Class 1 Unit Put Option is attached as Exhibit B-1.

4.1.4 Notices

Each holder of Class 1 Units as of June 30, 2005 will have the right to require JCM to redeem some or all of such holder’s Class 1 Units for the Exercise Price (as defined in Section 5.4 of the Class 1 COD) by June 30, 2007. By July 20, 2005, we are required to mail a notice to the holders of record of Class 1 Units informing them of the Exercise Price and the time in which holders of Class 1 Units must notify us of their election to exercise their Put Right(s). Holders of record of Class 1 Units will have until September 28, 2005 to return the notice of exercise form. Any holder of Class 1 Units who fails to return the notice of exercise form to us on or before September 28, 2005 will forfeit his or her Class 1 Put Right. However, a Holder of Class 1 Units, who has not exercised the Holder’s Class 1 Put Right, may, at anytime convert the Holder’s Class 1 Units to Class 2 or Class 3 Units. See Section 4.1.8 below.

4.1.5 Determination of Exercise Price

The Exercise Price for the Class 1 Unit Put Right will be determined in accordance with Section 5.4 of the Class 1 COD as follows:

•	We must obtain an appraisal on each of our real properties from one or more MAI appraisers to be selected by the Board and may retain a business appraiser, investment bank, or other qualified person to appraise our other assets (collectively, the “Appraisals”).

•	The Appraisals must be dated no earlier than April 2, 2005 nor later than June 29, 2005.

•	We will retain CPAs to calculate the total value of all classes of issued and outstanding Units by preparing a pro form balance sheet using the appraised values from the Appraisals with an amount equal to $0.40 per Unit as the allowance for all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of our properties), and using the profit and loss allocation provisions of Article 7 of the Operating Agreement, and otherwise in accordance with generally accepted accounting principles, all of which may be determined by the Board pursuant to specific written instructions to the CPAs. The CPAs will then divide the total value of all classes of Units by the total number of Units then outstanding, excluding any Units owned by our wholly-owned subsidiary. The resulting amount will be the Exercise Price for the Class 1 Units.

•	All distributions paid after June 30, 2005 through June 30, 2006 to the holders of Class 1 Units who exercise their Put Rights will be credited against the Exercise Price.

For example:

If the Exercise Price is $1.71, but we made distributions of $0.09 from July 1, 2005 through June 30, 2006, the Class 1 Unitholder who exercised the Put Right would receive $1.62, rather than $1.71 ($1.71 – $0.09 = $1.62). Nothing in this example is intended to predict what the actual Exercise Price of a Class 1 Unit will be in 2005.

4.1.6 Liquidation of JCM If We Are Unable to Meet the Put Right

If too many holders of Class 1 Units exercise their Put Rights, we may not be able to continue to operate beyond June 30, 2007. Therefore, no later than June 30, 2006, our Board is required to meet to determine whether we should continue to operate past June 30, 2007. If the Board determines, in its sole discretion, that our operations should not continue beyond June 30, 2007, the following will occur under Section 5.6 of the Class 1 COD:

•	The Class 1 Put Rights will be null and void; and no holders of Class 1 Units will be entitled to receive the Exercise Price;

•	All of our properties will be sold as soon as reasonably practicable;

•	All owners of Class 1 Units will receive the liquidation distributions to which they are entitled to under the Operating Agreement (see Section 4.3 of the Operating Agreement); and

•	We will inform all owners of Units and Preferred Units of this decision no later than July 30, 2006.

4.1.7 Voting Rights

The Class 1 Units have the voting rights granted to Units in the Operating Agreement, including the right to vote as a separate Class on certain matters. In addition, in order to amend the Class 1 COD, the Board must first approve the amendment, and then it must be approved by a majority of the Class 1 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present, or by the written consent executed by a majority in interest of the outstanding Class 1 Units. In addition, if an amendment to the Class 1 COD would adversely affect a class of Units or series of Preferred Units in a different manner than other classes of Units or Preferred Units, then such class or series shall have the right to vote separately on the amendment to the Class 1 COD (see Section 2.2.3 of the Operating Agreement). In addition, subject to certain limited exceptions, amendments to the Class 1 COD are subject to approval by all of the Members of the Company (see Sections 2.1.6, 2.2.1.3 and 2.2.2.4 of the Operating Agreement).

4.1.8 Conversion Rights

The Class 1 Units are convertible by the holders of Class 1 Units as follows:

•	Into Class 2 or Class 3 Units at any time, provided the holder has not exercised the Put Right.

•	Into other classes of Units which may come into existence on or before May 30, 2005; and

•	Into other classes of Units which come into existence on and after May 31, 2005, if the Board has determined, in its sole discretion, that the Class 1 Units will be convertible into such class(es) of Units.

Unless otherwise determined by the Board, all Class 1 Units are convertible into other classes of Units on a 1:1 basis. Class 1 Units may only be converted into Class 2 or Class 3 Units on a book entry certificate-by-certificate basis. (We have an internal system that creates book entry certificates for holders of Class 1 Units. We issue distribution checks on a book entry certificate-by-certificate basis.) When future classes of Units are created, the Board may require the Class 1 Units to be converted on the same book entry certificate-by-certificate basis, or the Board could require a holder to convert all of the Class 1 Units owned by the holder into the new Class of Units as a condition to converting the Class 1 Units (see Section 7.3 of the Class 1 COD).

We have the right to impose reasonable procedures and controls related to the conversion of Class 1 Units.

4.1.9 No Impairment

We are obligated to protect the rights of the holders of Class 1 Units against impairment of their rights. However, this does not mean that we need the unanimous approval or consent of each holder of Class 1 Units to amend the Operating Agreement, the Class 1 COD or to permit us to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution or issuance of Units or Preferred Units.

4.2 CLASS 2 UNITS

The Board created the Class 2 Units on September 24, 2003. The terms of the Class 2 Units are set forth in a Certificate of Designations of Class 2 Units (“Class 2 COD”) that is attached as an exhibit to our Operating Agreement. Our members approved amendments to our Class 2 COD on June 22, 2004. A copy of the Amended and Restated Class 2 COD (herein, the “Class 2 COD”) is also attached to this document as Exhibit D-2. Class 2 Units have and will be issued to holders of Class 1 Units who convert their Class 1 Units to Class 2 Units in compliance with our conversion procedures. In addition, Class 2 Units may be issued to other persons on terms and conditions approved by the Board. The Board currently has no plans to issue Class 2 Units other than to holders of Class 1 Units who convert their Class 1 Units. The Class 2 Units have all the rights, preferences, privileges and restrictions granted to Units under the Operating Agreement (see Section 9 of the Class 2 COD). In addition, the Class 2 Units have the following additional rights, preferences, privileges and restrictions:

4.2.1 Class 2 Mandatory Monthly Distributions

Holders of Class 2 Units have the right to receive Class 2 Mandatory Monthly Distributions equal to one-twelfth (1/12th) of $0.08 (eight cents) per Class 2 Unit. Otherwise, the rights related to the Class 2 Mandatory Monthly Distributions are the same as the rights related to the Class 1 Mandatory Monthly Distributions. Class 2 Units have the same priority as Class 1 Units and Class 3 Units for sharing in any shortfall in distributions as set forth in Section 2.1.4.2(b)(1) of the Operating Agreement.

4.2.2 Additional Distributions

Class 2 Units will receive Additional Distributions as determined by the Board in its sole discretion. The amount of Additional Distributions, if any, will not be less than the amount the Class 1 Units receive on a per-Unit basis.

4.2.3 Class 2 Unit Put Right

A chart showing a timeline for the key provisions of the Class 2 Unit Put Right is attached as Exhibit B-2.

4.2.4 Notices

Each holder of Class 2 Units as of June 30, 2010 will have the right to require JCM to redeem some or all of such holder’s Class 2 Units for the Exercise Price (as defined in Section 5.4 of the Class 2 COD) by June 30, 2012. By July 20, 2010, we are required to mail a notice to the holders of record of Class 2 Units informing them of the Exercise Price and the time in which holders of Class 2 Units must notify us of their election to exercise their Class 2 Put Right(s). Holders of record of Class 2 Units will have until September 28, 2010 to return the notice of exercise form. Any holder of Class 2 Units who fails to return the notice of exercise form to us on or before September 28, 2010 will forfeit his or her Class 2 Put Right. However, a Holder of Class 2 Units, who has not exercised the Holder’s Class 2 Put Right, may, at anytime convert the Holder’s Class 2 Units to Class 3 Units. See Section 4.2.8 below.

4.2.5 Determination of Exercise Price

The Exercise Price for the Class 2 Put Right will be determined in accordance with Section 5.4 of the Class 2 COD as follows:

•	We must obtain an appraisal on each of our assets in substantially the same manner as set forth in the Class 1 COD (collectively, the “Class 2 Appraisals”).

•	The Class 2 Appraisals must be as of a date that is no earlier than April 2, 2010, nor later than June 29, 2010.

•	We will retain CPAs to calculate the total value of all classes of issued and outstanding Units in substantially the same manner as in the Class 1 COD. The CPAs will then divide the total value of all classes of Units by the total number of Units then outstanding, excluding any Units owned by our wholly-owned subsidiary. The resulting amount will be the Exercise Price for the Class 2 Units.

•	All distributions paid after June 30, 2010 through June 30, 2011 to the holders of Class 2 Units who exercise their Class 2 Put Rights will be credited against the Exercise Price.

For example:

If the Exercise Price is $2.50, but we made distributions of $0.09 from July 1, 2010 through June 30, 2011, the Class 2 Unitholder who exercised the Put Right would receive $2.41, rather than $2.50 per Class 2 Unit. Nothing in this example is intended to predict what the actual Exercise Price of a Class 2 Unit will be in 2010.

4.2.6	Full or Partial Liquidation of JCM if We Are Unable to Meet the Class 2 Put Right

If too many Class 2 Unitholders exercise their Class 2 Put Rights, we may not be able to continue to operate beyond June 30, 2012. Therefore, no later than December 27, 2010, the Board is required to meet to determine, in its sole discretion, whether we should continue to operate past June 30, 2012. The following will occur under Section 5.6 of the Class 2 COD:

•	If the Board determines that we can maintain our existence as a going concern and prudently satisfy our obligations to the holders of Class 2 Units who exercised their Class 2 Put Rights through one or more of the following methods: use of available cash and cash equivalents, the issuance of new Units or Preferred Units in capital raising transactions, other financing transactions, or a partial liquidation of our assets, then we will not be liquidated, and we will satisfy our obligations to the holders of Class 2 Units who exercised their Put Option in a timely manner. It is our intent to remain a going concern and not to be liquidated, even if substantially all of our assets are sold in order to satisfy our obligations.

•	If the Board determines that we cannot meet the test set forth above, then the following will occur: the Class 2 Put Rights will be null and void and no holder of Class 2 Units will be entitled to receive the Exercise Price; all of our assets will be sold as soon as practicable; all owners of Class 2 Units will receive the liquidation distributions to which they are entitled under the Agreement; and we will inform all owners of Units and Preferred Units of this decision by January 27, 2011.

4.2.7 Voting Rights

The Class 2 Units have the voting rights granted to Units in the Agreement, including the right to vote as a separate Class on certain matters. In addition, in order to amend the Class 2 COD, such amendment must first be approved by the Board and must then be approved by a majority of the Class 2 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present, or by the written consent executed by a majority in interest of the outstanding Class 2 Units. In addition, if an amendment to the Class 2 COD would adversely affect a Class of Units or series of Preferred Units in a different manner than other classes of Units or Preferred Units, then such Class or series will have the right to vote as a separate Class on the amendment to the Class 2 COD (see Section 2.2.3 of the Operating Agreement). In addition, subject to certain limited exceptions, amendments to the Class 2 COD are subject to approval by the Members of the Company (see Sections 2.1.6, 2.2.1.3 and 2.2.2.4 of the Operating Agreement).

4.2.8 Conversion Rights

The Class 2 Units are convertible by the holders of Class 2 Units as follows:

•	Into Class 3 Units at any time, provided the holder has not exercised the Class 2 Put Right.

•	Into other classes of Units when a future Class of Units grants the holders of Class 2 Units a conversion right.

Class 2 Units may not be converted back into Class 1 Units. All Class 2 Units will be converted into other classes of Units on a 1:1 basis, unless otherwise determined by the Board. Class 2 Units may only be converted into Class 3 Units on a book entry certificate-by-certificate basis.

JCM has the right to impose reasonable procedures and controls related to the conversion of Class 2 Units.

4.2.9 No Impairment

We are obligated to protect the rights of the holders of Class 2 Units against impairment of their rights in the same manner as the Class 1 and Class 3 Units.

4.3 CLASS 3 UNITS

The Board created the Class 3 Units on September 24, 2003. The terms of the Class 3 Units are set forth in a Certificate of Designations of Class 3 Units (“Class 3 COD”) that is attached as an exhibit to the Operating Agreement. A copy of Class 3 COD is attached to this document as Exhibit D-3. Class 3 Units have and will be issued to holders of Class 1 Units or Class 2 Units who convert their Class 1 Units or Class 2 Units to Class 3 Units in compliance with our conversion procedures. In addition, Class 3 Units may be issued to other persons on the terms and conditions approved by the Board. The Board currently has no plans to issue Class 3 Units other than to holders of Class 1 Units and Class 2 Units upon the conversion of their Class 1 Units or Class 2 Units. The Class 3 Units have all the rights, preferences, privileges and restrictions granted to Units under the Operating Agreement (see Section 9 of the Class 3 COD). In addition, the Class 3 Units have the following additional rights, preferences, privileges and restrictions:

4.3.1 Class 3 Mandatory Monthly Distributions

The holders of Class 3 Units have the right to receive Class 3 Mandatory Monthly Distributions equal to one-twelfth (1/12th) of $0.0825 (eight and 25/100 cents) per Class 3 Unit. Otherwise, the rights to Class 3 Mandatory Monthly Distributions are the same as the rights of the Class 1 and Class 2 Units to Mandatory Monthly Distributions.

4.3.2 Additional Distributions

Class 3 Units will receive Additional Distributions as determined by the Board, in its sole discretion, but at no time will the amount of such Additional Distributions be less than the amount the Class 1 Units receive on a per-Unit basis.

4.3.3 No Put Right

The holders of Class 3 Units do not have a Put Right similar to the Class 1 Units or Class 2 Units, or any other right to require JCM to redeem their Class 3 Units.

4.3.4 Voting Rights

The Class 3 Units have the voting rights granted to Units in the Agreement, including the right to vote as a separate Class on certain matters. In addition, in order to amend the Class 3 COD, such amendment must first be approved by the Board and must then be approved by a majority of the Class 3 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present, or by the written consent executed by a majority in interest of the outstanding Class 3 Units. In addition, if an amendment to the Class 3 COD would adversely affect a Class of Units or series of Preferred Units in a different manner than other classes of Units or Preferred Units, then such Class or series will have the right to vote as a separate Class on the amendment to the Class 3 COD (see Section 2.2.3 of the Operating Agreement). In addition, subject to certain limited exceptions, amendments to the Class 3 COD are subject to approval by the Members of the Company (see Sections 2.1.6, 2.2.1.3 and 2.2.2.4 of the Operating Agreement).

4.3.5 Conversion Rights

The Class 3 Units are convertible by the holders of Class 3 Units into other classes of Units if and when the COD for a future Class of Units grants the holders of Class 3 Units a conversion right.

Class 3 Units may not be converted back into Class 1 or Class 2 Units. All Class 3 Units will be converted into other classes of Units on a 1:1 basis, unless otherwise determined by the Board. When future classes of Units are created, the Class 3 Units must be converted on a book entry certificate-by-certificate basis.

JCM has the right to impose reasonable procedures and controls related to the conversion of Class 3 Units.

4.3.6 No Impairment

We are obligated to protect the rights of the holders of Class 3 Units against impairment of their rights in the same manner as the Class 1 and Class 2 Units.

5: CONVERSION PROCEDURES

To convert Units, Members must complete a Unit Conversion Form. The form contains instructions that you must follow. The signature on the form must be guaranteed by a member of an approved Signature Guarantee Medallion Program. This can be obtained from the bank where you have an account or any registered brokerage firm. Any conversions must be made on a book-entry certificate by certificate basis. You must complete the form to indicate whether you wish to convert your Class 1 Units to Class 2 or Class 3 Units or whether you do not wish to convert your Class 1 Units at this time. If you choose not to convert your Class 1 Units at this time, you may convert your Class 1 Units at a later date by completing a form to convert your Class 1 Units. If you desire to convert your Class 2 Units to Class 3 Units, the same procedures will apply. You may request the form for conversion from us or you may obtain a copy from the SEC’s web site at http://www.sec.gov.

EXHIBIT A

Intentionally Omitted

EXHIBIT B-1

Class 1 Unit Put Option Chart

The Put Rights Set Forth in Section 5 of the Certificate of Designations of Class 1 Units
04/02/05
06/30/05
07/20/05
09/28/05
No Later Than 06/30/06
07/30/06
06/30/07
Within 90 Days
20 Days
90 Days
Appraisals Due
Put Right Record Date
JCM required to mail notice of Put Exercise Price to Members
Notice of Exercise due from Members
Board meeting regarding continued operations of JCM
Board determines continued operations
Board determines not to continue operations
Members informed of Board decision by 07/30/06
Payment due on Puts (1)
Puts voided
All JCM Properties sold as soon as practical
JCM liquidated
All distributions from 7/1/05 – 6/30/06 to holders who put credited against Exercise Price
All distributions after 7/1/06 to holders who put not credited against Exercise Price

(1) Redemption payments on the Puts are due by June 30, 2007, but may be made any time by the Company after the Board's decision to continue the Company's operations. Any early redemption payments may be made by the Company in its sole discretion in any manner.

EXHIBIT B-2

Class 2 Unit Put Option Chart

The Put Rights Set Forth in Section 5 of the Certificate of Designations of Class 2 Units

04/02/10
06/30/10
07/20/10
09/28/10
(Put Close Date)
No Later Than
12/27/10
01/27/11
06/30/11
06/30/12
Within 90 Days
20 Days
90 Days
90 Days
Appraisals Due
Class 2 Put Right Record Date
JCM required to mail notice of Class 2 Put Exercise Price to Members
Notice of Exercise due from Members
Board meeting regarding continued customary operations of JCM
Board determines can continue customary operations
Board determines cannot continue customary operations
Members informed of Board decision by 01/27/11
Payment due on Puts (1)
Board determines can maintain its existence as a going concern and prudently satisfy obligations to putting Class 2 holders
YES
NO
JCM not liquidated but substantially all of its assets may be sold
Puts voided
All JCM Properties sold as soon as practical
JCM liquidated
All distributions from 7/1/10 – 6/30/11 to holders who put credited against Exercise Price
All distributions after 7/1/11 to holders who put not credited against Exercise Price

(1) Redemption payments on the Puts are due by June 30, 2012, but may be made any time by the Company after the Board's decision to continue the Company's operations. Any early redemption payments may be made by the Company in its sole discretion in any manner.

EXHIBIT C

Intentionally Omitted

EXHIBIT D-1

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS
OF
CLASS 1 UNITS
OF JCM PARTNERS, LLC

(As Created Under the Amended and Restated LLC Agreement)

(As Amended and Restated as of June 22, 2004)

WHEREAS, Section 2.1.5 of that Amended and Restated Limited Liability Company Agreement dated June 25, 2003, as it may be amended thereafter (“Agreement”) of JCM Partners, LLC, a Delaware limited liability company (“Company”), provides for the designation of all currently outstanding Common Units of the Company as the Class 1 Units; and

WHEREAS, this Amended and Restated Certificate of Designations sets forth the rights, preferences, privileges and restrictions of the Class 1 Units, after giving effect to the First Amendment to Certificate of Designations of Class 1 Units, dated June 22, 2004.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the Agreement, the Class 1 Units shall have the rights, preferences, privileges and restrictions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.

1.	Designation of Class.

The Company shall have a class of Units which shall be designated “Class 1 Units” (the “Class 1 Units”).

2.	Number of Class 1 Units.

The number of Class 1 Units that may be issued shall not exceed the number of Units authorized for issuance as Units under Section 2.1.2 of the Agreement.

3.	Redesignation of Common Units to Class 1 Units.

As set forth in Section 2.1.5 of the Agreement, all outstanding units were redesignated to Class 1 Units. All Class 1 Units shall remain Class 1 Units until converted by the holders of such Class 1 Units in accordance with Section 7 of this Certificate of Designations and the terms of the Agreement.

4.	Distributions to Holders of Class 1 Units.

4.1 Priority of Distributions.

The holders of Class 1 Units shall have the right to receive Mandatory Monthly Distributions (as defined in Section 4.2 below). The Mandatory Monthly Distributions shall be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any class of Units. In addition, the Company shall not issue any class of Units with the right to receive any distributions prior to payment of the Mandatory Monthly Distributions; provided, however, that the Company is authorized to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Agreement without the need to obtain any additional authorization or vote of the Class 1 Units.

4.2 Mandatory Monthly Distributions.

The Company shall make a monthly distribution to the holders of Class 1 Units in an amount equal to one-twelfth (1/12th) of $0.0775 (seven and 3/4 cents) per Class 1 Unit (the “Mandatory Monthly Distributions”). If the Company fails, for any reason, to pay any Mandatory Monthly Distribution(s) in a timely manner (“Overdue Mandatory Monthly Distributions”), the Company shall begin liquidating its properties (which may or may not include its real properties) as quickly as commercially reasonable and shall pay the holders of Class 1 Units interest on any Overdue Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its properties when the Company no longer has any Overdue Mandatory Monthly Distributions.

4.3 Payment.

The Mandatory Monthly Distributions shall be paid to the holders of record of Class 1 Units as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a holder of Class 1 Units in any other manner agreed to in writing by a holder of Class 1 Units (e.g., by wire transfer or by mailing payment to the banks of the holders of record).

4.4 Termination of Mandatory Distributions.

The Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Mandatory Distribution Termination Event”):

4.4.1	The monthly record date immediately prior to the dissolution of the Company pursuant to Section 5.1.1 of the Agreement; or

4.4.2	The closing of a Change of Control Merger or Consolidation (defined below). “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.

5. Class 1 Unit Put Option.

5.1 Timing of Put Right; Timing of Payment of Put Right.

Each holder of Class 1 Units as of June 30, 2005 (the “Fifth Anniversary Date” or the “Put Right Record Date”) will have the right (the “Put Right”) to require the Company to redeem some or all of such holder’s Class 1 Units for the Exercise Price (defined in Section 5.4 below) by June 30, 2007 (the “Seventh Anniversary Date”). The Exercise Price and the manner of exercising the Put Right are set forth below. The Company may redeem any Class 1 Units that have been validly put to the Company in accordance with Section 5 herein at any time after the Board of Managers has held the meeting required by Section 5.6 herein and has determined to continue the Company’s operations beyond the Seventh Anniversary Date (herein, “Early Redemptions”). Any Early Redemptions shall be at the sole discretion of the Company and shall not be required to be made pro rata or pursuant to any other procedure. Nothing herein shall obligate the Company to make any Early Redemptions.

5.2 Exercise Notice.

Within twenty (20) days after the Put Right Record Date the Company shall send a notice (“Exercise Notice”) by first class mail to all holders of record of the Class 1 Units informing such holders of the Exercise Price and the time in which to notify the Company of their election to exercise their Put Right(s).

5.3 Notice of Exercise by Class 1 Holders.

Each holder of Class 1 Units who desires to exercise its Put Right(s) shall do so by notifying the Company of such exercise no later than the ninetieth (90th) day after the Fifth Anniversary Date, on an exercise form to be prepared by the Company and delivered to the holders of Class 1 Units concurrent with the Exercise Notice. Any holder of Class 1 Units who fails to timely exercise its Put Right will forfeit such Put Right.

5.4 Exercise Price.

The “Exercise Price” for each Class 1 Unit will be determined as follows:

5.4.1	Within ninety (90) days preceding the Put Right Record Date the Company will obtain an appraisal on each of its real properties from one or more MAI appraisers to be selected by the Board of Managers (the “Board”), and may retain a business appraiser, investment bank, or other qualified Person, to appraise the Company’s other assets; such appraisals collectively referred to as the “Appraisals.”

5.4.2	The Company’s Board shall retain Certified Public Accountants (“CPAs”) to calculate the collective value of all classes of issued and outstanding Units by preparing a pro forma balance sheet using the appraised values from the Appraisals with allowance for all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of the Company’s properties), and using the profit and loss allocation provisions of Article 7 of the Agreement, and otherwise in accordance with generally accepted accounting principles, all of which may be determined by the Board pursuant to specific written instructions to the CPAs.

5.4.3	The total value of all classes of Units as calculated by the CPAs shall then be divided by the total number of Units then outstanding of all classes. This resulting amount is the Exercise Price for each Class 1 Unit and, if accepted by the Board, shall be final and incontestable.

5.4.4	For the purposes of this Section 5.4 only, all Units owned by any wholly-owned subsidiary of the Company shall be treated as if they were not outstanding.

5.5 Transactions After Put Right Record Date.

5.5.1	All distributions distributed to electing holders of Class 1 Units subsequent to the Put Right Record Date and through June 30, 2006 will be credited against the Exercise Price. All distributions distributed to electing holders of Class 1 Units that are paid to holders of record of Class 1 Units on and after July 1, 2006 shall not be credited against the Exercise Price.

5.5.2	The Board may establish procedures, including, without limitation, the establishment of an escrow and the requirement that the holders of Class 1 Units deliver transmittal letters and assignments, as a condition precedent to distributing the Exercise Price to such holders of Class 1 Units.

5.6 Liquidation to Meet the Put Option.

If a sufficient number of holders of Class 1 Units exercise their Put Rights, the continued operation of the Company beyond the Seventh Anniversary Date may not be reasonably feasible. Therefore, no later than June 30, 2006 (the “Sixth Anniversary Date”), the Board will meet to determine whether the Company should continue operations beyond the Seventh Anniversary Date. If the Board determines in its sole discretion that the Company’s operations should not continue beyond the Seventh Anniversary Date, the following will occur:

5.6.1	The Put Rights shall be null and void, and no holder of Class 1 Units will be entitled to receive the Exercise Price;

5.6.2	All of the Company’s properties will be sold as soon as practicable;

5.6.3	All owners of Class 1 Units will receive the liquidation distributions to which they are entitled under the Agreement; and

5.6.4	The Company will inform all owners of Units and Preferred Units of this decision within thirty (30) days after the Sixth Anniversary Date.

6. Voting Rights.

The holders of the Class 1 Units shall have the voting rights granted to Units in the Agreement, including the right to vote on certain matters as a separate class of Units as set forth in Sections 2.2.2 and 2.2.3 of the Agreement. In addition, provided the Board has first approved such amendment, any amendment to this Certificate of Designations shall require that a majority of the Class 1 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present shall be required to approve such amendment (or if no meeting is to be held, then upon the written consent executed by a majority in interest of the outstanding Class 1 Units).

7. Conversion Rights.

7.1 General.

The Class 1 Units are convertible by the holders of the Class 1 Units into any other classes of Units which

7.1.1	May come into existence at any time on or before May 30, 2005; and

7.1.2	Come into existence on and after May 31, 2005, provided that the Board has determined, in its sole discretion, that the Class 1 Units shall be convertible into such class(es) of Units created on and after May 31, 2005.

7.2 1:1 Conversion.

All conversions of Class 1 Units into other classes of Units shall be on a 1:1 basis, unless otherwise determined by the Board.

7.3 All or None Conversions.

Notwithstanding Sections 7.1 and 7.2 above, in the Board’s sole discretion, any future Certificate of Designations may require that in order to convert any Class 1 Units, a holder of Class 1 Units must convert all Class 1 Units owned by that holder of record.

7.4 Conversion Procedures.

The Board shall have the right to impose reasonable procedures and controls related to the conversion of Class 1 Units as permitted by this Section 7 to include requiring holders of Class 1 Units to deliver written notice to the Company that the holder elects to convert the Class 1 Units. Any conversion shall be treated as a transfer of Units and shall be processed according to the Company’s procedures for transfer of Units.

7.5 Effect of Conversion Rights on Number of Authorized Units.

When a Class 1 Unit is converted to another class of Units, the holder shall then hold the new class of Units, and the converted Class 1 Unit shall assume the status of authorized but unissued Units. After taking into account the increase in authorized but unissued Units resulting from the last sentence, the Company shall at all times reserve and keep available out of its authorized Units the full number of Units of such class deliverable upon conversion of all Class 1 Units from time to time outstanding.

8. No Impairment.

The Company will not, by amendment of the Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations to be observed or performed by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights (including but not limited to the conversion rights) of the holders of Class 1 Units against impairment. Notwithstanding any implication to the contrary, the foregoing shall not have the affect of requiring the unanimous approval or consent of each holder of Class 1 Units in order to amend the Agreement or this Certificate of Designations, or to permit the Company to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution, or issuance of Units or Preferred Units.

9. Residual Rights.

Except as expressly provided for herein, the Class 1 Units shall be vested with the rights, preferences, privileges and restrictions accruing to Units under the Agreement.

JCM PARTNERS, LLC
By	/s/ Gayle M. Ing
Gayle M. Ing, Chief Executive Officer
	Dated:	Effective June 25, 2003, as Amended and Restated as of June 22, 2004

EXHIBIT D-2

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS
OF
CLASS 2 UNITS
OF JCM PARTNERS, LLC

(As Created by the Board of Managers
Pursuant to Section 2.1.6 of the Amended and
Restated Operating Agreement, dated as of June 25, 2003)

(As Amended and Restated as of June 22, 2004)

WHEREAS, Section 2.1.6 of that Amended and Restated Operating Agreement dated as of June 25, 2003, as it may be amended thereafter (“Agreement”) of JCM Partners, LLC, a Delaware limited liability company (“Company”), provides that the Board of Managers may create a class of Units by approving a Certificate of Designations for such class; and

WHEREAS, this Amended and Restated Certificate of Designations sets forth the rights, preferences, privileges and restrictions of the Class 2 Units, after giving effect to the First Amendment to Certificate of Designations of Class 2 Units, dated June 22, 2004.

NOW, THEREFORE, BE IT RESOLVED, that the Class 2 Units shall have the rights, preferences, privileges and restrictions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.

1. Designation of Class.

The Company shall have a class of Units which shall be designated “Class 2 Units” (the “Class 2 Units”).

2. Number of Class 2 Units.

The number of Class 2 Units that may be issued shall not exceed the number of Units authorized for issuance as Units under Section 2.1.2 of the Agreement.

3. Status of Class 2 Units.

All Class 2 Units shall remain Class 2 Units until converted in accordance with Section 7 of this Certificate of Designations and the terms of the Agreement.

4. Distributions to Holders of Class 2 Units.

     4.1 Priority of Distributions.

The holders of Class 2 Units shall have the right to receive Class 2 Mandatory Monthly Distributions (see Section 4.2 below). The Class 2 Mandatory Monthly Distributions shall be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any class of Units. In addition, the Company shall not issue any class of Units with the right to receive any distribution prior to payment of the Class 2 Mandatory Monthly Distributions; provided, however, that the Company is authorized to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Agreement without the need to obtain any additional authorization or vote of the Class 2 Units. Class 2 Units shall have the same priority as Class 1 Units for participating in any shortfall as set forth in Section 2.1.4.2(b)(1) of the Agreement. Subject to Section 2.1.4.2(c) of the Agreement, the Class 2 Units shall receive Additional Distributions as determined by the Board in its sole discretion, but at no time will the amount of Additional Distributions be less than the amount that the Class 1 Units receive on a per Unit basis.

     4.2 Class 2 Mandatory Monthly Distributions.

The Company shall make a monthly distribution to the holders of Class 2 Units in an amount equal to one-twelfth (1/12th) of eight cents ($0.08) per Class 2 Unit (the “Class 2 Mandatory Monthly Distributions”). If the Company fails, for any reason, to pay any Class 2 Mandatory Monthly Distribution(s) in a timely manner (“Overdue Class 2 Mandatory Monthly Distributions”), the Company shall begin liquidating its assets as quickly as commercially reasonable and shall pay the holders of Class 2 Units interest on any Overdue Class 2 Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its assets when the Company no longer has any Overdue Class 2 Mandatory Monthly Distributions.

     4.3 Payment.

The Class 2 Mandatory Monthly Distributions shall be paid to the holders of record of Class 2 Units as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a holder of Class 2 Units in any other manner agreed to in writing by a holder of Class 2 Units.

     4.4 Termination of Class 2 Mandatory Monthly Distributions.

The Class 2 Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Class 2 Mandatory Distribution Termination Event”):

4.4.1	The monthly record date immediately prior to the dissolution of the Company pursuant to Section 5.1.1 of the Agreement; or

4.4.2	The closing of a Change of Control Merger or Consolidation. “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.

5. Class 2 Unit Put Option.

     5.1 Timing of Class 2 Put Right; Timing of Payment of Class 2 Put Right.

Each holder of Class 2 Units as of June 30, 2010 (the “Tenth Anniversary Date” or the “Class 2 Put Right Record Date”) will have the right (the “Class 2 Put Right”) to require the Company to redeem some or all of such holder’s Class 2 Units for the Exercise Price (defined in Section 5.4 below) by June 30, 2012 (the “Twelfth Anniversary Date”). The Exercise Price and the manner of exercising the Class 2 Put Right are set forth below. The Company may redeem any Class 2 Units that have been validly put to the Company in accordance with Section 5 herein at any time after the Board of Managers has held the meeting required by Section 5.6 herein and has determined to either

5.1.1	Continue customary operations beyond the Twelfth Anniversary Date, or

5.1.2	Maintain the Company’s existence as a going concern while meeting the requirements of Section 5.6.1 herein (herein, “Early Redemptions”).

Any Early Redemptions shall be at the sole discretion of the Company and shall not be required to be made pro rata or pursuant to any other procedure. Nothing herein shall obligate the Company to make any Early Redemptions.

     5.2 Exercise Notice.

Within twenty (20) days after the Class 2 Put Right Record Date, the Company shall send a notice (“Exercise Notice”) by first class mail to all holders of record of the Class 2 Units informing such holders of the Exercise Price and the time in which to notify the Company of their election to exercise their Class 2 Put Right.

     5.3 Notice of Exercise by Class 2 Holders.

Each holder of Class 2 Units who desires to exercise his/her Class 2 Put Right shall do so by notifying the Company of such exercise no later than the ninetieth (90th) day after the Tenth Anniversary Date (the “Put Close Date”), on an exercise form to be prepared by the Company and delivered to the holders of Class 2 Units concurrent with the Exercise Notice. Any holder of Class 2 Units who fails to timely exercise its Class 2 Put Right will forfeit such Class 2 Put Right.

     5.4 Exercise Price.

The “Exercise Price” for each Class 2 Unit will be determined as follows:

5.4.1	Within ninety (90) days preceding the Class 2 Put Right Record Date, the Company will obtain an appraisal on each of its real properties from one or more MAI appraisers to be selected by the Board of Managers (the “Board”), and may retain a business appraiser, investment bank, or other qualified Person, to appraise the Company’s other assets. Such appraisals are collectively referred to as the “Appraisals.”

5.4.2	The Company’s Board shall retain Certified Public Accountants (“CPAs”) to calculate the collective value of all classes of issued and outstanding Units by preparing a pro forma balance sheet using the appraised values from the Appraisals with allowance for all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of the Company’s assets), and using the profit and loss allocation provisions of Article 7 of the Agreement, and otherwise in accordance with generally accepted accounting principles, all of which may be determined by the Board pursuant to specific written instructions to the CPAs.

5.4.3	The total value of all classes of Units as calculated by the CPAs shall then be divided by the total number of Units then outstanding of all classes. This resulting amount is the Exercise Price for each Class 2 Unit and, if accepted by the Board, shall be final and incontestable.

5.4.4	For the purposes of this Section 5.4 only, all Units owned by any wholly-owned subsidiary of the Company shall be treated as if they were not outstanding.

     5.5 Transactions After Class 2 Put Right Record Date.

5.5.1	All distributions distributed to electing holders of Class 2 Units subsequent to the Class 2 Put Right Record Date and through June 30, 2011 will be credited against the Exercise Price. All distributions distributed to electing holders of Class 2 Units that are paid to holders of record of Class 2 Units on and after July 1, 2011 shall not be credited against the Exercise Price.

5.5.2	The Board may establish procedures, including, without limitation, the establishment of an escrow and the requirement that the holders of Class 2 Units deliver transmittal letters and assignments, as a condition precedent to distributing the Exercise Price to such holders of Class 2 Units.

     5.6 Full or Partial Liquidation to Meet the Put Option.

If a sufficient number of holders of Class 2 Units exercise their Class 2 Put Rights, the continued customary operation of the Company beyond the Twelfth Anniversary Date may not be reasonably feasible. Therefore, no later than ninety (90) days after the Put Close Date, the Board will meet to determine whether the Company can continue customary operations beyond the Twelfth Anniversary Date. If the Board determines in its sole discretion that the Company cannot continue customary operations beyond the Twelfth Anniversary Date, the following will occur:

5.6.1	If the Board determines that the Company can maintain its existence as a going concern and prudently satisfy the Company’s obligations to the holders of Class 2 Units who exercised their Class 2 Put Rights through one or more of the following methods:

5.6.1.1	use of available cash and cash equivalents,

5.6.1.2	the issuance of new Units or Preferred Units in capital raising transactions,

5.6.1.3	other financing transactions, or

5.6.1.4	a partial liquidation of the Company’s assets, then

the Company shall not be liquidated and the Company shall satisfy its obligations to the holders of Class 2 Units who exercised their Put Option in a timely manner. It is the intent of this Section 5.6.1 for the Company to remain a going concern and not to be liquidated, even if substantially all of the Company’s assets are sold in order to satisfy the Company’s obligations hereunder.

5.6.2	If the Board determines that the Company cannot meet the test set forth in Section 5.6.1, then the following will occur:

5.6.2.1	The Class 2 Put Rights shall be null and void, and no holder of Class 2 Units will be entitled to receive the Exercise Price;

5.6.2.2	All of the Company’s assets will be sold as soon as practicable;

5.6.2.3	All owners of Class 2 Units will receive the liquidation distributions to which they are entitled under the Agreement; and

5.6.2.4	The Company will inform all owners of Units and Preferred Units of this decision within one hundred twenty (120) days after the Put Close Date.

6. Voting Rights.

The holders of the Class 2 Units shall have the voting rights granted to Units in the Agreement, including the right to vote on certain matters as a separate class of Units as set forth in Sections 2.2.2 and 2.2.3 of the Agreement. In addition, provided the Board has first approved such amendment, any amendment to this Certificate of Designations shall require that a majority of the Class 2 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present shall be required to approve such amendment, or if no meeting is to be held, then upon the written consent executed by a majority in interest of the outstanding Class 2 Units.

7. Conversion Rights and Restrictions.

     7.1 The Right of Holders of Other Units to Convert to Class 2 Units.

7.1.1	Any holder of Class 1 Units, who has not exercised the holder’s Class 1 Put Right pursuant to Section 5.3 of the Certificate of Designations of Class 1 Units, may convert the holder’s Class 1 Units into Class 2 Units at any time by complying with the procedures herein.

7.1.2	Any holder of Class 1 Units wishing to convert such Units into Class 2 Units must convert the holder’s Class 1 Units on both a Unit-for-Unit basis and a certificate-by-certificate basis by delivering properly completed conversion form(s) to the Company. (The Company has not issued certificates for existing Units. However, the Company has an internal system that creates book entry certificates for the holders of existing

Units. The Company issues distribution checks on a book entry certificate-by-certificate basis.)

7.1.3	The Board shall have the right to impose reasonable procedures and controls related to the conversion of other Units to Class 2 Units as permitted by this Section 7 to include requiring holders of other Units to deliver written notice to the Company that the holder elects to convert those Units to Class 2 Units. Any conversion shall be processed according to the Company’s procedures.

     7.2 The Right of Holders of Class 2 Units to Convert to Other Units.

7.2.1	The rights and conditions governing the conversion of Class 2 Units to other Units are specified in the Certificates of Designations for those other Units.

7.2.2	When Class 2 Units are converted to another class of Units, the holder shall then hold the new class of Units, and the converted Class 2 Units shall assume the status of authorized but unissued Units. The Company shall at all time reserve and keep available out of its authorized Units sufficient Units to satisfy any the conversion rights granted to holders of Class 2 Units.

8. No Impairment.

The Company will not, by amendment of the Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations to be observed or performed by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights (including but not limited to the conversion rights) of the holders of Class 2 Units against impairment. Notwithstanding any implication to the contrary, the foregoing shall not have the affect of requiring the unanimous approval or consent of each holder of Class 2 Units in order to amend the Agreement or this Certificate of Designations, or to permit the Company to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution, or issuance of Units or Preferred Units.

9. Residual Rights.

Except as expressly provided for herein, the Class 2 Units shall be vested with the rights, preferences, privileges and restrictions accruing to Units under the Agreement.

JCM PARTNERS, LLC

By	/s/ Gayle M. Ing

Gayle M. Ing, Chief Executive Officer

Dated:	Effective September 24, 2003, as Amended and Restated as of June 22, 2004

EXHIBIT D-3

CERTIFICATE OF DESIGNATIONS
OF
CLASS 3 UNITS
OF JCM PARTNERS, LLC
(As Created by the Board of Managers
Pursuant to Section 2.1.6 of the Amended and
Restated Operating Agreement, dated as of June 25, 2003)

WHEREAS, Section 2.1.6 of that Amended and Restated Operating Agreement dated as of June 25, 2003, as it may be amended thereafter (“Agreement”) of JCM Partners, LLC, a Delaware limited liability company (“Company”), provides that the Board of Managers may create a class of Units by approving a Certificate of Designations for such class; and

WHEREAS, this Certificate of Designations sets forth the rights, preferences, privileges and restrictions of the Class 3 Units;

NOW, THEREFORE, BE IT RESOLVED, that the Class 3 Units shall have the rights, preferences, privileges and restrictions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.

1. Designation of Class.

The Company shall have a class of Units which shall be designated “Class 3 Units” (the “Class 3 Units”).

2. Number of Class 3 Units.

The number of Class 3 Units that may be issued shall not exceed the number of Units authorized for issuance as Units under Section 2.1.2 of the Agreement.

3. Status of Class 3 Units.

All Class 3 Units shall remain Class 3 Units until converted in accordance with Section 7 of this Certificate of Designations and the terms of the Agreement.

4. Distributions to Holders of Class 3 Units.

     4.1 Priority of Distributions.

The holders of Class 3 Units shall have the right to receive Class 3 Mandatory Monthly Distributions (see Section 4.2 below). The Class 3 Mandatory Monthly Distributions shall be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any class of

Units. In addition, the Company shall not issue any class of Units with the right to receive any distribution prior to payment of the Class 3 Mandatory Monthly Distributions; provided, however, that the Company is authorized to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Agreement without the need to obtain any additional authorization or vote of the Class 3 Units. Class 3 Units shall have the same priority as Class 1 Units for participating in any shortfall as set forth in Section 2.1.4.2(b)(1) of the Agreement. Subject to Section 2.1.4.2(c) of the Agreement, the Class 3 Units shall receive Additional Distributions as determined by the Board in its sole discretion, but at no time will the amount of Additional Distributions be less than the amount that the Class 1 Units receive on a per Unit basis.

     4.2 Class 3 Mandatory Monthly Distributions.

The Company shall make a monthly distribution to the holders of Class 3 Units in an amount equal to one-twelfth (1/12th) of eight and 25/100 cents ($0.0825) per Class 3 Unit (the “Class 3 Mandatory Monthly Distributions”). If the Company fails, for any reason, to pay any Class 3 Mandatory Monthly Distribution(s) in a timely manner (“Overdue Class 3 Mandatory Monthly Distributions”), the Company shall begin liquidating its assets as quickly as commercially reasonable and shall pay the holders of Class 3 Units interest on any Overdue Class 3 Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its assets when the Company no longer has any Overdue Class 3 Mandatory Monthly Distributions.

     4.3 Payment.

The Class 3 Mandatory Monthly Distributions shall be paid to the holders of record of Class 3 Units as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a holder of Class 3 Units in any other manner agreed to in writing by a holder of Class 3 Units.

     4.4 Termination of Class 3 Mandatory Monthly Distributions.

The Class 3 Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Class 3 Mandatory Distribution Termination Event”):

4.4.1	The monthly record date immediately prior to the dissolution of the Company pursuant to Section 5.1.1 of the Agreement; or

4.4.2	The closing of a Change of Control Merger or Consolidation. “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.

5. [Intentionally Left Blank]

6. Voting Rights.

The holders of the Class 3 Units shall have the voting rights granted to Units in the Agreement, including the right to vote on certain matters as a separate class of Units as set forth in Sections 2.2.2 and 2.2.3 of the Agreement. In addition, provided the Board has first approved such amendment, any amendment to this Certificate of Designations shall require that a majority of the Class 3 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present shall be required to approve such amendment (or if no meeting is to be held, then upon the written consent executed by a majority in interest of the outstanding Class 3 Units).

7. Conversion Rights and Restrictions.

     7.1 The Right of Holders of Other Units to Convert to Class 3 Units.

7.1.1	Any holder of Class 1 Units, who has not exercised the holder’s Class 1 Put Right pursuant to Section 5.3 of the Certificate of Designations of Class 1 Units, may convert the holder’s Class 1 Units into Class 3 Units at any time by complying with the procedures herein.

7.1.2	Any holder of Class 2 Units, who has not exercised the holder’s Class 2 Put Right pursuant to Section 5.3 of the Certificate of Designations of Class 2 Units, may convert the holder’s Class 2 Units into Class 3 Units at any time by complying with the procedures herein.

7.1.3	Any holder of Class 1 or Class 2 Units wishing to convert such Units into Class 3 Units must convert their Class 1 or Class 2 Units on both a Unit-for-Unit basis and a certificate-by-certificate basis by delivering properly completed conversion form(s) to the Company. (The Company has not issued certificates for existing Units. However, the Company has an internal system that creates book entry certificates for the holders of existing Units. The Company issues distribution checks on a book entry certificate-by-certificate basis.)

7.1.4	The Board shall have the right to impose reasonable procedures and controls related to the conversion of other Units to Class 3 Units as permitted by this Section 7 to include requiring holders of other Units to deliver written notice to the Company that the holder elects to convert those Units to Class 3 Units. Any conversion shall be processed according to the Company’s procedures.

     7.2 The Right of Holders of Class 3 Units to Convert to Other Units.

7.2.1	The rights and conditions governing the conversion of Class 3 Units to other Units are specified in the Certificates of Designations for those other Units.

7.2.2	When Class 3 Units are converted to another class of Units, the holder shall then hold the new class of Units, and the converted Class 3 Units shall assume the status of authorized but unissued Units. The Company shall at all time reserve and keep available out of its authorized Units sufficient Units to satisfy any the conversion rights granted to holders of Class 3 Units.

8. No Impairment.

The Company will not, by amendment of the Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations to be observed or performed by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights (including but not limited to the conversion rights) of the holders of Class 3 Units against impairment. Notwithstanding any implication to the contrary, the foregoing shall not have the affect of requiring the unanimous approval or consent of each holder of Class 3 Units in order to amend the Agreement or this Certificate of Designations, or to permit the Company to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution, or issuance of Units or Preferred Units.

9. Residual Rights.

Except as expressly provided for herein, the Class 3 Units shall be vested with the rights, preferences, privileges and restrictions accruing to Units under the Agreement.

JCM PARTNERS, LLC

By	/s/ Gayle M. Ing

Gayle M. Ing,
Chief Executive Officer

Dated: Effective as of September 24, 2003